EXHIBIT 99.1
SUBLEASE AGREEMENT
between
AVANIR PHARMACEUTICALS
as Sublandlord
and
HALOZYME, INC.
as Subtenant

Building Address:	11404 Sorrento Valley Road San Diego, California 92121

SUBLEASE AGREEMENT
     THIS SUBLEASE AGREEMENT (“Sublease”) is made as of this 2nd day of July, 2007 (the “Effective Date”), by and between AVANIR PHARMACEUTICALS, a California corporation (“Sublandlord”) and HALOZYME, INC., a California corporation (“Subtenant”), a subsidiary of HALOZYME THERAPEUTICS, INC., a Nevada corporation (“Parent”), with Sublandlord and Subtenant hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party”).
W I T N E S S E T H:
     WHEREAS, Sorrento Plaza, a California limited partnership (“Master Landlord”) and Sublandlord, are parties to a certain Standard Industrial Net Lease, dated as of May 20, 2002, as amended by that certain First Amendment to Standard Industrial Net Lease, dated as of August 1, 2002, and as amended by that certain Second Amendment to Standard Industrial Net Lease, dated as of April 2, 2003 (collectively, the “Master Lease”), a copy of which is attached hereto as Exhibit A;s
     WHEREAS, pursuant to the terms of the Master Lease, Master Landlord has leased to Sublandlord, certain premises consisting of approximately 30,370 rentable square feet (the “Master Lease Premises”) and which are located in an office industrial center with a street address of 11404 and 11408 Sorrento Valley Road, San Diego, California 92121 (collectively, the “Center”);
     WHEREAS, BC Sorrento, LLC, a California limited liability company (“Additional Master Landlord”) and Sublandlord, are parties to a certain Standard Industrial Net Lease, dated March 20, 2000 (the “Additional Master Lease”).
     WHEREAS, pursuant to the terms of the Additional Master Lease, Additional Master Landlord has leased to Sublandlord, a portion of the premises (the “Additional Master Lease Premises”) which are part of an office industrial center which includes 11388 Sorrento Valley Road, San Diego, California 92121 (the “Additional Center”), collectively the Center and the Additional Center will herein be referred to as the Campus (“the Campus”).
     (Initially capitalized terms not otherwise defined in this Sublease shall have the meanings attributed to such terms in the Master Lease, and unless otherwise expressly provided herein, all references in this Sublease to “Section” shall refer to the respective “Section” of the Master Lease and all references to “Paragraph” in this Sublease shall refer to the respective “Paragraph” of this Sublease.)
     WHEREAS, Sublandlord now desires to sublease to Subtenant and Subtenant now desires to sublease from Sublandlord a portion of the Master Lease Premises containing approximately 21,184 rentable square feet with a street address of 11404 Sorrento Valley Road (the “Sublease Premises”), on the terms, covenants and conditions hereinafter provided; and
     NOW, THEREFORE, Sublandlord and Subtenant covenant and agree as follows:

     1. Summary and Definitions: The following definitions apply in this Sublease:
(a)	Base Rent. Base Rent shall be as follows:

Annual Base Rent
Period During Sublease		(or shorter period as
Term	Monthly Base Rent	noted)
Sublease Commencement Date (estimated to be July 1, 2007, through and including December 31, 2007)	$0.00	$ 0.00
January 1, 2008 through and including June 30, 2008	$1.225 per sq. foot per month or $25,950.40	$155,702.40 (for the six month period)
July 1, 2008 through and including June 30, 2009	$2.548 per sq. foot per month or $53,976.83	$647,722.00
July 1, 2009 through and including June 30, 2010	$2.65 per sq. foot per month or $56,137.60	$ 673,651.20
July 1, 2010 through and including June 30, 2011	$2.756 per sq. foot per month or $58,383.10	$ 700,597.20
July 1, 2011 through and including June 30, 2012	$2.866 per sq. foot per month or $60,713.34	$ 728,556.08
July 1, 2012 through and including January 14, 2013	$2.981 per sq. foot per month or $63,149.50	$407,963.07 (for the six months and 14 day period)
(b)	Security Deposit: $400,000.00, subject to reduction on certain terms and conditions, all as set forth in Paragraph 16 hereof. Subtenant’s obligation to make a Security Deposit shall be satisfied by the delivery of a letter of credit.

(c)	Sublease Premises: A portion of the Master Lease Premises constituting approximately 21,184 Rentable Square Feet at 11404 Sorrento Valley Road, San Diego, California 92121 (the “Building”), as depicted on Exhibit B attached hereto.

(d)	Term: The term of this Sublease (“Sublease Term”) shall commence on the later of the following two occurrences: 1) the date upon which Subtenant shall have obtained the consent of Master Landlord to this Sublease, which shall be diligently prosecuted, or 2) the date upon which Subtenant obtains clearance of its license applications required for the conduct of its business, which shall be diligently prosecuted (“Sublease Commencement Date”). The Sublease Term shall expire on January 14, 2013, or such earlier date on which this Sublease may be terminated in accordance with the provisions hereof or the provisions of the Master Lease, as incorporated herein (“Sublease Expiration Date”), in which case Sublandlord shall promptly provide Subtenant with prior written notice of such termination. In no event shall Subtenant conduct Subtenant’s business operations from the Sublease Premises prior to the Sublease Commencement Date. Subtenant shall have the right to enter the Sublease Premises upon execution of the Sublease prior to the anticipated Sublease Commencement Date for any purposes other than to conduct its business operations, including but not limited to monitoring construction, installing furniture, networks, telecommunication equipment and fiber and any other personal property, provided, however that any such entry shall be subject to Subtenant’s waiver and indemnity provisions set forth in this Sublease and Subtenant shall not interfere with any activity of Sublandlord on the Sublease Premises.
2.	Sublease.

Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, together with all appurtenances thereto as provided in the Master Lease, for the Sublease Term and on the terms and conditions contained in this Sublease. Subtenant’s sublease of the Sublease Premises is subject to the terms and conditions of the Master Lease as incorporated herein and further subject to the terms and conditions of this Sublease.

3.	Condition of Sublease Premises.
(a)	In entering into this Sublease, Subtenant acknowledges that, except as expressly set forth in this Sublease, Subtenant has not relied upon or been induced by any statements or representations of Sublandlord or any other parties or persons with respect to the physical condition of the Sublease Premises or with respect to any other matter affecting the Sublease Premises, that might be pertinent in considering the leasing of the Sublease Premises or the execution of this Sublease. Subtenant has, on the contrary and except as expressly set forth in this Sublease, relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or have made on its behalf. Upon taking possession of the Sublease Premises, Subtenant shall be deemed to have accepted the Sublease Premises in its then “as-is” “where-is” condition, except for Sublandlord’s remediation obligations set forth in Paragraph 3 of this Sublease.

(b)	Sublandlord represents and warrants that: (i) to the best of its knowledge, as of the Sublease Commencement Date, the Sublease Premises complies with all laws, codes, ordinances and other governmental requirements then applicable to the Sublease Premises and (ii) to the best of its knowledge, as of the Sublease Commencement Date, there are no material defects in the Sublease Premises which would unreasonably interfere with Subtenant’s use and enjoyment of the Sublease Premises.

(c)	By taking possession of the Sublease Premises, Subtenant shall conclusively evidence that the Sublease Premises are fully completed and are suitable for Subtenant’s purposes, that the Building and the Sublease Premises are in good and satisfactory condition, and that Subtenant waives any defect therein.

(d)	Sublandlord shall complete an Exit Assessment as described in Section 14.8 of the Master Lease and shall obtain any required regulatory certification of the Sublease Premises at least five (5) days prior to the Sublease Commencement Date, unless waived in writing by Subtenant.
4. Base Rent.
     During the Sublease Term, Subtenant shall pay Sublandlord, as rent for the Sublease Premises, the Base Rent as set forth in Paragraph 1 of this Sublease, without set-off or deduction whatsoever, except as otherwise provided herein. Base Rent shall be due and payable by Subtenant in immediately available funds, in advance on or before the first day of each calendar month without notice or demand.
5. Additional Rent.
     In addition to the Base Rent under Paragraph 4 above, any and all charges, expenses or other sums Subtenant is required to pay under the terms of this Sublease, including, without limitation, any additional rent required under the Master Lease shall be deemed additional rent (“Additional Rent,” and together with Base Rent, “Subtenant’s Rent”) and shall be paid by Subtenant. Sublandlord shall have the same rights and remedies with respect to payment of Additional Rent as Sublandlord shall have with respect to the Base Rent. Subtenant shall remain responsible for Subtenant’s Rent and any other charges, expenses or other sums which first arise, accrue or are invoiced at any time during or after the expiration of the Sublease Term, whether by Sublandlord or Master Landlord, to the extent they arise or accrue with respect to any period during the Sublease Term from any liabilities or obligations of Subtenant under the provisions of this Sublease (including any obligations under the Master Lease which are incorporated herein as liabilities or obligations of Subtenant). Notwithstanding anything to the contrary set forth in this Sublease, Subtenant shall not be required to pay any Additional Rent, or to perform any obligation that is (i) allocable to any period of time prior to the Sublease Commencement Date or following the expiration or sooner termination of the Sublease (for any reason other than Subtenant’s default), (ii) allocable to any portion of the Master Premises other than the Sublease Premises, (iii) payable as a result of a default by Sublandlord of any of its obligations under the Master Lease, or as a result of the gross negligence or willful misconduct of Sublandlord or any of its agents, employees or contractors, or (iv) are incurred for the sole and exclusive benefit of Sublandlord.
6. Rent Payments.
(a)	Subtenant’s Rent and all other charges, expenses or other sums Subtenant is required to pay to Sublandlord hereunder shall be due and payable without billing or demand, and without deduction, set-off or counterclaim, except as otherwise provided herein, in lawful money of the United States of America, at Sublandlord’s address for notices in Paragraph 15 hereof or to such other person or at such other place as Sublandlord may designate in writing, and shall be due and payable by Subtenant to Sublandlord on or before the date specified in this Sublease, provided that if no date is specified as to the applicable payment, then on or before (i) three (3) business days prior to the corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord (provided that in no event shall such period be shortened to a duration of less than two (2) business days) or (ii) if there is no corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord, then ten (10) business days after written request from Sublandlord to Subtenant. The failure of Subtenant to make payment in full of Subtenant’s Rent or any other charges, expenses or other sums Subtenant is required to pay to Sublandlord hereunder by the due date provided herein for such payment, shall potentially subject Subtenant to the obligation to pay to Sublandlord interest in accordance with the provisions of Paragraph 18.

(b)	If the Sublease Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Subtenant’s Rent for the first and last fractional months of the Sublease Term shall be appropriately prorated.

(c)	Sublandlord may upon reasonable prior written notice (which notice shall include Master Landlord’s address and Master Landlord’s acknowledgement of such notice) instruct Subtenant to make any payment of Subtenant’s Rent directly to Master Landlord, in which event Subtenant shall timely make all such payments so instructed directly to Master Landlord (with a copy of the check to be contemporaneously forwarded by Subtenant to Sublandlord at the time of making of each such payment), and in such event Sublandlord shall have no responsibility to Subtenant for the payment of any such amount, and Subtenant shall be solely responsible for any interest or late charges that may be imposed as a result of any failure of Subtenant to have timely and properly made any such payment to Master Landlord. Any payment made directly by Subtenant to Master Landlord at the request of Sublandlord shall be credited against any of Subtenant’s Rent due under this Sublease as and when received by Master Landlord.
7. Use.
     Subtenant shall use and occupy the Sublease Premises only for the purposes permitted under, and in a manner consistent with, the provisions of the Master Lease. Subtenant will pay for any damage to any part of the Sublease Premises, Building or Center, subject to any applicable waiver of subrogation provisions, if (i) caused by any act or omission by Subtenant or Subtenant’s employees, agent, licensees, contractors or invitees and (ii) Sublandlord is required to pay for such damage under the Master Lease. Subtenant will comply with applicable provisions of the Master Lease and the Center’s Rules and Regulations.
8. Operating Costs, Real Estate Taxes and Utilities.
(a)	Commencing on the Sublease Commencement Date, Subtenant shall pay Subtenant’s Pro Rata Share (as defined below) of Operating Costs (as defined in the Master Lease), Real Property Taxes (as defined in the Master Lease), and insurance costs incurred by Sublandlord under the Master Lease. Subtenant’s Pro Rata Share is sixty-nine and three quarters percent (69.75%), which represents the ratio of the Rentable Square Footage of the Sublease Premises to the Rentable Square Footage of the Master Lease Premises (“Subtenant’s Pro Rata Share”). Subtenant’s Pro Rata Share shall be computed by Sublandlord on a monthly or other periodic basis selected by Sublandlord. Subtenant’s shall pay the amount of such pro rata share within ten (10) business days after receipt of a statement from Sublandlord.

(b)	Sublandlord may incur actual, third-party, out-of-pocket costs and expenses related to the operation of the Center or Campus, as more specifically described on Exhibit I attached hereto (collectively, “Additional Operating Costs”). Subtenant shall be responsible for reimbursing Sublandlord for Subtenant’s prorate share of such Additional Operating Costs as provided below. Subtenant’s pro rata share of Additional Operating Costs shall be one hundred percent (100%) with respect to Additional Operating Costs that are incurred by Sublandlord for the sole benefit of the Sublease Premises. To the extent that the Additional Operating Costs are not for the sole benefit of the Sublease Premises and benefit or are related to the Campus and/or Center as a whole, then Subtenant’s pro rata share of the Additional Operating costs shall represent the ratio of the Rentable Square Footage of the Sublease Premises to the Rentable Square Footage of the Campus and/or the Center, as applicable; provided, however, that in no event shall Subtenant have any obligation to reimburse Sublandlord for any Additional Operating Costs that are incurred for the sole benefit of the premises located at 11404 Sorrento Valley Road. Subtenant shall pay the amount of such pro rata share within ten (10) business days after receipt of a statement from Sublandlord along with reasonable documentary evidence of Sublandlord’s payment of such costs. Subtenant shall bear such Additional Operating Costs commencing on the Sublease Commencement Date. The Additional Operating Costs shall be included in the defined term Subtenant’s Rent.

(c)	To the extent not separately metered or monitored with respect to the Sublease Premises, Sublandlord shall use commercially reasonable efforts to provide those utilities set forth in Exhibit G attached hereto (as provided in the Sublease Premises, the “Utilities”). Subtenant shall be responsible for its Pro Rata Share of Sublandlord’s cost of those Utilities in accordance with Paragraph 8(a) above. Sublandlord shall in no way be liable or responsible for any loss, damage or expense the Subtenant may sustain or incur by reason of any change, failure, interruption, interference or defect in the supply or character of the electricity or other Utilities supplied to the Sublease Premises. Sublandlord makes no representation or warranty as the suitability of the Utility service for Subtenant’s requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute any actual or constructive eviction, in whole or in part, or entitle Subtenant to any abatement or diminution of rent, or relieve Subtenant of any of its obligations under this Sublease. Sublandlord shall not be liable in damages or otherwise for any failure or interruption of any Utility service, and no such failure or interruption shall entitle Subtenant to terminate this Sublease or abate the rent due hereunder.

9. Status of Master Lease.
(a)	Sublandlord and Subtenant confirm and agree that this Sublease is subject and subordinate to all of the terms, covenants and conditions of the Master Lease and to the matters to which the Master Lease shall be subordinate. Without limiting the generality of the foregoing, in the event of termination of Sublandlord’s interest under the Master Lease for any reason (including, without limitation, upon the occurrence of any casualty or condemnation pertaining to the Sublease Premises) this Sublease shall terminate coincidentally therewith and Sublandlord shall return to Subtenant the Security Deposit and any prepaid Subtenant’s Rent not applied to a default of Subtenant within twenty (20) days of such termination.

(b)	Sublandlord represents to Subtenant that the Master Lease represents that entire agreement between Master Landlord and Sublandlord respecting the subject matter thereof, is in full force and effect, and, that to Sublandlord’s knowledge, no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Sublandlord, or, to Sublandlord’s knowledge, the Master Landlord. Sublandlord agrees to perform all of its obligations under the Master Lease and, except for a termination of the Master Lease in connection with a casualty or condemnation pursuant to Sublandlord’s express rights as set forth therein, to maintain the Master Lease in full force and effect, except to the extent that any failure to maintain the Master Lease is due to the failure of Subtenant to comply with any of its obligations under this Sublease. Sublandlord shall not amend or modify the Master Lease in such a manner as to materially adversely affect Subtenant’s use of the Subleased Premises or increase the obligations or decrease the rights of Subtenant hereunder, without the prior written consent of Subtenant, which may be granted or withheld at Subtenant’s sole discretion.

(c)	If Sublandlord fails to pay any sum of money to Master Landlord, or fails to perform any other act on its part to be performed under the Master Lease or this Sublease, then Subtenant may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable by Sublandlord to Subtenant upon demand.

(d)	In the event that Subtenant desires to make any alterations or improvements, or otherwise take any action that will require the consent of Master Landlord, then Subtenant shall process such consent with the Master Landlord. Sublandlord shall cooperate, at no cost or expense to Sublandlord in connection with Subtenant obtaining such consent of Master Landlord.
10. Incorporation of Master Lease Terms.
(a)	The applicable terms, covenants and conditions contained in the Master Lease are hereby incorporated herein and shall, as between Sublandlord and Subtenant, constitute additional terms, covenants and conditions of this Sublease, except to the extent set forth below. Except as provided in this Paragraph 10, all references in the Master Lease to “Landlord” “Tenant” “Lease” “Premises” “Commencement Date” and “Rent” shall, for purposes of incorporation thereof into this Sublease, mean and refer to “Sublandlord”, “Subtenant”, “Sublease”, “Sublease Premises”, “Sublease Commencement Date” and “Subtenant’s Rent”, respectively. Subtenant agrees to be bound by the provisions of the Master Lease incorporated herein and to keep, observe and perform for the benefit of the Master Landlord and Sublandlord each off the terms, covenants and conditions on its part to be kept, observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by Sublandlord as Tenant under the Master Lease with respect to the Sublease Premises. Without limiting the foregoing, Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term, covenant or condition of the Master Lease. Subtenant shall under no circumstances have any rights with respect to the Sublease Premises greater than Sublandlord’s rights under the Master Lease.

(b)	In the event of conflict between any provision of the Master Lease which is incorporated herein as described above in this Paragraph 10 and any provision of this Sublease, the provisions of this Sublease shall control.

(c)	The following Sections and provisions of the Mater Lease do not apply to, shall not be a part of, and are not incorporated into this Sublease.

Specific Section Excluded
Section	Subject Matter	If not entire Section)
Section 1	Basic Lease Terms	1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.9, 1.10

Section 2	The Premises

Section 3	Lease Term

Section 4	Rent	Section 4.1 (Minimum Monthly Rent)

Section 5	Security Deposit
Section 6	Operating Expenses	6.1, 6.2, 6.5
Section 8	Real Property Taxes	8.1, 8.2
Section 16	Damage and Destruction

Section 17	Condemnation
Section 18	Assignment and Subletting	18.2 (c)

Section 20	Surrender	20.4

Section 21	Default by Tenant	Section 21(d)(v)

		Specific Section Excluded
Section	Subject Matter	If not entire Section)
Section 23	Default by Landlord	23.3 (a)
Section 24	General Provisions	24.6
Exhibits B “Rules and Regulations” and C “Sign Criteria” to the Master Lease shall be incorporated into this Sublease but all other exhibits and references thereto shall be excluded.
(d)	References in the following sections of the Master Lease to “Landlord” shall be deemed to refer to Master Landlord only: 7.2, 9.1, 9.4, 9.7, 11.5, and 24.24.

(e)	The reference to “Avanir Pharmaceuticals” in Section 14.2 shall be deemed to refer to Halozyme, Inc.

(f)	Sublandlord and Subtenant agree that Sublandlord shall not be responsible or liable to Subtenant for the performance or non-performance of any obligations of Master Landlord under the Master Lease, and in furtherance thereof agree as follows:
(i)	Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be required to (A) provide or perform any insurance and services or any alterations, improvements, improvement allowances or other construction obligations as to the Sublease Premises, (B) perform any maintenance or make any of the repairs to the Sublease Premises, Building or the Center, (C) comply with any laws or requirements of governmental authorities regarding the maintenance or operation of the Sublease Premises after Subtenant takes possession of the Premises or prior thereto the extent required to be complied with by Master Landlord under the Master Lease, (D) take any other action relating to the operation, maintenance, repair, alteration or servicing of the Sublease Premises that Master Landlord may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease, or (E) provide Subtenant with any rebate, credit, allowance or other concession required of Master Landlord for any reason pursuant to the Master Lease unless Sublandlord receives a rent abatement with respect to the Sublease Premises and Subtenant is not in default of its obligations under the Sublease, beyond all applicable notice and cure periods. Sublandlord makes no representation or warranty of quiet enjoyment as to any persons claiming by, through or under Master Landlord, but Sublandlord represents and warrants quiet enjoyment as against any person claiming by, through or under Sublandlord.

(ii)	Sublandlord agrees, upon request of Subtenant, to use reasonable efforts, at Subtenant’s sole cost and expense, to cause Master Landlord to provide, furnish, or comply with any of Master Landlord’s obligations under the Master Lease or to provide any required consents or approvals; provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which, in Sublandlord’s reasonable judgment, might give rise to a default by Sublandlord under the Master Lease. Such efforts shall include, without limitation, upon Subtenant’s request, notifying Master Landlord within two (2) business days of its non-performance under the Master Lease and requesting that Master Landlord perform its obligations thereunder. If Master Landlord shall default in the performance of any of its obligations under the Master Lease or at law, Sublandlord shall, upon request and at the expense of Subtenant, cooperate with Subtenant in the prosecution of any reasonable action or proceeding, in order to have Master Landlord (A) make such repairs, furnish such electricity, provide such services or comply with any other obligation of Master Landlord under the Master Lease or as required by law, (B) compensate Subtenant for any earlier default by Master Landlord in the payment or performance of its liabilities and obligations under the Master Lease during the Sublease Term, and/or (C) assigning Sublandlord’s rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Master Landlord to obtain the performance of Master Landlord’s obligations under the Master Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith (with any matter affecting the Sublease Premises, or a proportionate share of such costs if the matter also effects the Master Premises), and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith.

(iii)	Subtenant shall not make any claim against Sublandlord for any damage which may arise by reason of: (i) the failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease; or (ii) the acts or omissions of Master Landlord or its employees, agents, licensees, contractors or invitees.

(iv)	Subtenant agrees that any waiver of liability, waiver of subrogation rights, or indemnification provisions in the Master Lease which are incorporated herein as waivers or obligations of Subtenant (including, but not limited to, in Sections 9.5, 12.2, 13 and 14.5 of the Master Lease, to the extent applicable to and incorporated in this Sublease), shall be deemed expanded so as to provide for Subtenant to make such waivers and provide such indemnities not only in favor of Sublandlord, but also in favor of Master Landlord, and the respective affiliated employees, agents and the like of both Sublandlord and Master Landlord as enumerated in such provisions.
(g)	In the event that Sublandlord, as Tenant, is entitled to termination rights for all or a portion of the Sublease Premises, including, without limitation, as a result of (i) damage and destruction under Section 16 of the Master Lease, or (ii) a partial condemnation under Section 17 of the Master Lease, then Subtenant shall be entitled to similar termination rights with respect to the portion or all of the

Sublease Premises affected, regardless of whether or not Sublandlord seeks to enforce such termination rights under the Master Lease.

(h)	In the event that Sublandlord, as Tenant, receives a rent abatement for all or a portion of the Sublease Premises, including, without limitation, as a result of (i) damage and destruction under Section 16 of the Master Lease, or (ii) a partial condemnation under Section 17 of the Master Lease, then Subtenant shall be entitled to similar abatement of Subtenant’s Rent with respect to the portion or all of the Sublease Premises affected.

(i)	Notwithstanding the incorporation of Section 6 of the Master Lease, Subtenant shall only be responsible for its proportionate share of Operating Costs, Real Property Taxes and insurance costs incurred by the Master Landlord under the Master Lease and charged through to Sublandlord. Subject to the provisions of Section 8(b) above, under no circumstances shall Subtenant be liable for any such costs directly incurred by Sublandord.
11. Insurance.
     Subtenant shall comply at all times and in all respects with the provisions of Section 9 of the Master Lease with regard to the maintenance of insurance by “Tenant”. Such insurance shall name, as additional insureds, Master Landlord, Sublandlord and any other parties required to be named under the terms of the Master Lease, and a policy or certificate thereof shall be provided to Sublandlord not later than two (2) business days prior to the Sublease Commencement Date. The maintenance of insurance coverage with respect to the Sublease Premises and any property of Subtenant shall be the sole obligation of Subtenant. All insurance required to be maintained by Subtenant shall provide for thirty (30) days prior written notice to Sublandlord and Master Landlord in the event of any termination or reduction in coverage of such insurance. All property insurance policies which either Party obtains affecting the Sublease Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other Party or Master Landlord. Sublandlord and Subtenant waive any rights of recovery against the other for any actually insured injury or loss including all amounts within any deductible or self-insured retention amount applicable to any such insured injury or loss.
12. Surrender of Sublease Premises; Holding Over.
(a)	As soon as its right to possession ends, Subtenant shall surrender the Sublease Premises to Sublandlord in as good repair and condition as when Subtenant first occupied, except for reasonable wear and tear and those improvements that Sublandlord made to the Sublease Premises that were not otherwise acquired by Subtenant in connection with this Sublease, or as otherwise consented to by the Master Landlord in the consent. Subtenant will concurrently deliver to Sublandlord all keys to the Sublease Premises, and restore any locks that it has changed to the system that existed at the commencement of the Sublease Term. If possession is not immediately surrendered, Sublandlord may enter upon and take possession of the Sublease Premises and expel or remove Subtenant and any other person who may be occupying the Sublease Premises or any part thereof.

(b)	(b) At the expiration or termination of the Sublease Term, Sublandlord may require the removal of any or all furniture, personal property and equipment from the Sublease Premises, and the restoration of the Sublease Premises to its prior condition, except for reasonable wear and tear, at Subtenant’s expense. All of Subtenant’s furniture, personal property and equipment on or about the Sublease Premises, shall be removed from the Sublease Premises by Subtenant at the expiration or termination of the Sublease Term. All removals by Subtenant will be accomplished in a good and workmanlike manner so as not to damage any portion of the Center, Building or the Master Lease Premises and Subtenant will promptly repair and restore all damage done except for normal wear and tear. If Subtenant does not so remove any property which it has the right or duty to remove, Sublandlord may immediately either claim it as abandoned property, or remove, store and dispose of it in any manner Sublandlord may choose, at Subtenant’s cost and without liability to Subtenant or any other party.

(c)	As a condition to this Sublease and to facilitate Sublandlord’s performance of its obligations under the Master Lease, Subtenant agrees that Sublandlord shall be entitled to enter the Sublease Premises, upon two (2) business days’ advance notice to Subtenant, at any time during the ten (10) days preceding the Sublease Expiration Date for the purpose of making any repairs or modifications or removing any alterations or other improvements required under the terms of the Master Lease to the extent the same will not materially interfere with Subtenant’s continuous use of the Sublease Premises for the purposes of conducting its business therein. Sublandlord’s right to enter the Sublease Premises under this Paragraph 12(c) shall not be exclusive of any other right of entry Sublandlord may have under the terms of this Sublease.

(d)	If Subtenant does not surrender the Sublease Premises as required and holds over after its right to possession ends, Subtenant shall become a tenant at sufferance only, at a monthly rental rate equal to the greater of (i) one hundred fifty percent (150%) of the total Subtenant’s Rent payable in the last prior full month, or (ii) the amount payable by Sublandlord as “Tenant” under the Master Lease as a result of such holdover, without renewal, extension or expansion rights, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Nothing other than a fully executed written agreement of the Parties creates any other relationship. Subtenant will be liable for Sublandlord’s loss, costs and damage from such holding over, including, without limitation, those from Sublandlord’s delay in delivering possession to other parties. These provisions are in addition to other rights of Sublandlord hereunder and as provided by law.
13. Waiver and Indemnification.
     The provisions of the Master Lease relating to waiver of liability, waiver of subrogation and indemnification shall apply to this Sublease as incorporated by Paragraph 10 hereof.

14. Hazardous Materials.
(a)	The provisions of the Master Lease relating to Hazardous Materials shall apply to this Sublease as incorporated by Paragraph 10. Notwithstanding anything in this Sublease to the contrary, Subtenant shall have no liability or obligation whatsoever for any Hazardous Materials located in, on or about the Center, Building or Sublease Premises prior to the Sublease Commencement Date or that migrate onto the property on which the Center is located or appear within the Center, Building, or Sublease Premises, provided that neither Subtenant nor its employees, agents, licensees, contractors or invitees was the cause or source of such Hazardous Materials.

(b)	To the extent required by law or for Subtenant’s use and occupancy of the Building and Sublease Premises, Sublandlord shall cause, at its sole cost and expense, any and all such Hazardous Materials discovered in, on or about the Building or Sublease Premises to be removed or otherwise remediated.
15. Notices.
     In the event any notice from the Master Landlord or otherwise relating to this Sublease or the Master Lease is delivered to, or is otherwise received by, Sublandlord, then Sublandlord shall, as soon thereafter as possible, but in any event within forty-eight (48) hours, deliver such notice to Subtenant if such notice is written or advise Subtenant thereof by telephone if such notice is oral. All notices, demands, statements and other communications that may or are required to be given by either Party to the other hereunder shall be in writing and shall be (i) personally delivered to the address or addressee provided herein, or (ii) sent by certified mail, postage prepaid and return receipt requested or (iii) delivered by a reputable messenger or overnight courier service and, in any case, addressed as follows:

If to Sublandlord:	Avanir Pharmaceuticals
c/o Chief Financial Officer
101 Enterprise, Suite 300
Aliso Viejo, CA 92656
Attention: Michael J. Puntoriero

With a copy to:	Goodwin Procter LLP
4370 La Jolla Village Drive, Suite 400
San Diego, CA 92122
Fax: (858) 232-0349
Attention: Ryan Murr, Esq.
If to Subtenant prior to the Sublease Commencement Date:	Halozyme, Inc. 11588 Sorrento Valley Rd, Suite 17 San Diego, CA 92121 Fax: (858) 259-2539 Attention: Chief Financial Officer

If to Subtenant after the Sublease Commencement Date	Halozyme, Inc. 11388 Sorrento Valley Rd San Diego, CA 92121 Fax: TBD Attention: Chief Financial Officer

With a copy to:	Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105-2482 Fax: (415) 268-7522 Attention: Derek Boswell, Esq.
Any notice or document addressed to the Parties hereto at the respective addresses set forth on this Sublease or at such other address as they may specify from time to time by written notice delivered in accordance with this Paragraph 15 shall be considered delivered (w) in the case of personal delivery, at the time of delivery or refusal to accept delivery; (x) on the third day after deposit in the United States mail, certified mail, postage prepaid; (y) in the case of reputable messenger or overnight courier service, upon delivery or refusal to accept delivery; or (z) in the event of failure of delivery by reason of changed address of which no notice was delivered or refusal to accept delivery, as of the date of such failure or refusal. If any such day of delivery is not a business day, the notice or document will be considered delivered on the next business day.
16. Security Deposit.
     Within one business day of the Effective Date, Subtenant shall provide Sublandlord with a letter of credit for the full initial amount of the Security Deposit listed in Paragraph 1(a) (the “Letter of Credit”). Such Letter of Credit shall be in a form and substance reasonably acceptable to Sublandlord (with the form attached hereto as Exhibit “D” deemed acceptable). The Letter of Credit shall have an original term of no less than one year with provisions for extensions unless sixty (60) days prior notice is given to Sublandlord by the issuing bank Subtenant shall keep the Letter of Credit in force throughout the Term and for sixty days after (i) the Sublease Expiration Date of the Term or (ii) the earlier termination of the Term, except that if such earlier termination is based on Subtenant’s default, Subtenant shall keep the Letter of Credit in force until sixty days after the date when the Term would have expired had it not been earlier terminated. Subtenant shall deliver to Sublandlord a renewal Letter of Credit no later than thirty days prior to the expiration date of any Letter of Credit issued under this Paragraph 16, and if Subtenant fails to do so, Sublandlord may draw the entire amount of the expiring Letter of Credit and hold the proceeds in cash for the same purposes as the Letter of Credit. The Letter of Credit shall be issued by Silicon Valley Bank (or other bank satisfactory to and approved in advance by Sublandlord). The Letter of Credit shall be reduced to $300,000 on July 1, 2008. On the third anniversary of the Sublease Commencement Date and thereafter on each anniversary thereof, the principal amount of the Letter of Credit shall be reduced by $50,000; provided, however, that Parent’s unrestricted cash and marketable securities on hand are greater than the amount of cash used in operations for the prior 6 months), as reflected in Halozyme Therapeutics, Inc.’s most recently filed 10-Q or 10-K.

17. Assignment and Subletting.
     Subject to the prior written consent of both Sublandlord (which shall not be unreasonably withheld, conditioned or delayed) and Master Landlord, Subtenant shall have the same rights as Sublandlord enjoys as Tenant under such portions of Section 18 of the Master Lease as are incorporated herein, to assign this Sublease or sub-sublease the Sublease Premises. Except in connection with a Permitted Transfer (as defined below), Sublandlord shall have the right to fifty percent (50%) of all subrent or other consideration (net of Subtenant’s reasonable expenses in connection with such assignment or sub sublease, including, without limitation, brokerage commissions, legal costs, and tenant improvement costs or allowances) to be paid to Subtenant under the terms of any assignment or sub sublease in excess of the total Subtenant’s Rent due hereunder. Notwithstanding anything in this Sublease to the contrary, Subtenant may assign the Sublease or sublet the Sublease Premises, or any portion thereof, without Sublandlord’s consent, to any entity which controls, is controlled by, or is under common control with Subtenant; to any entity which results from a merger of, reorganization of, or consolidation with Subtenant; to any entity which acquires substantially all of the stock or assets of Subtenant, as a going concern, with respect to the business that is being conducted in the Sublease Premises (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the majority capital stock of Subtenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Subtenant, or (2) Subtenant is or becomes a publicly traded corporation. Sublandlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.
18. Interest on Subtenant’s Obligations.
     Any Subtenant’s Rent or other charge, expense or other sum due from Subtenant to Sublandlord under this Sublease which is not paid on the date due, shall bear interest from the date such payment is due until paid (computed on the basis of a 365-day-year) at the lesser of (a) the maximum lawful rate per annum or (b) twelve percent (12%) per annum. The payment of such interest shall not excuse or cure a default by Subtenant hereunder.
19. Authority.
     By delivering this Sublease, each Party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate or partnership action and that the person(s) executing same have been duly authorized to do so.
20. Signage and Access.
     Subject to Master Landlord’s approval, Subtenant shall have the right to install signage at the Center, Building and Sublease Premises, at its sole cost and expense, subject to, and in compliance with, the provisions of the Master Lease. In addition, subject to Master Landlord’s approval, Subtenant shall have the right, at its sole cost and expense, to install signage that is visible from Sorrento Valley Road, subject to the provisions of the Master Lease. At its cost, Subtenant shall remove any such signage at the expiration of the Sublease Term and repair any damage caused thereby.

21. Commissions.
     Sublandlord has entered into certain listing agreements with Grubb & Ellis/BRE Commercial, pursuant to which Sublandlord shall pay any commission payable in connection with this Sublease. Sublandlord hereby represents and warrants to Subtenant, and Subtenant hereby represents and warrants to Subtenant, that no other broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Sublease or to its knowledge is in any way connected with any such transactions. In the event of any other claims for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Sublease, then Subtenant shall indemnify, save harmless and defend Sublandlord from and against such claims if they shall be based upon any statement, representation or agreement by Subtenant, and Sublandlord shall indemnify, save harmless and defend Subtenant from and against such claims if they shall be based upon any statement, representation or agreement by Sublandlord.
22. Captions.
     The captions in this Sublease are used for convenience and reference only and are not to be taken as part of this Sublease or to be used in determining the intent of the Parties or otherwise interpreting this Sublease.
23. Successors and Assigns.
     Subject to the restrictions on assignment set forth in this Sublease, this Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns.
24. Parking.
     Subtenant shall have the non-exclusive right to use all parking areas available to Sublandlord under the Master Lease, which are adjacent to 11404 Sorrento Valley Road, provided Subtenant shall not use more than fifty-two (52) spaces at any one time, which represents Subtenant’s Pro Rata Share or parking spaces at the Center.
25. Master Landlord Consent.
     This Sublease shall not become effective and shall not be deemed to be an offer to sublease or create any rights or obligations between Subtenant or Sublandlord unless and until Sublandlord and Subtenant have executed and delivered the same, and Master Landlord has executed and delivered a consent to this Sublease in the form attached hereto as Exhibit E, with such changes as may reasonably be accepted by Subtenant and Sublandlord as long as Master Landlord does not change the non-disturbance language of paragraph 4 of the consent set forth in Exhibit E. Subtenant shall use commercially reasonable efforts to obtain the consent of Master Landlord promptly following mutual execution hereon. If no such consent to this Sublease is given by Master Landlord within thirty (30) days after the delivery of a copy of the fully executed Sublease to Master Landlord, then either Sublandlord or Subtenant shall have the right, by written notice to the other, to terminate this Sublease at any time prior to such consent from

Master Landlord being given. By delivering this Sublease, each Party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate or partnership action and that the person(s) executing same have been duly authorized to do so.
     In the event the Master Lease is terminated prior to the expiration of the Sublease Term, whether as a result of a voluntary termination by Sublandlord or a default on the part of Sublandlord, this Sublease shall, upon notice from Master Landlord to Subtenant, remain in full force and effect as a direct lease between Subtenant and Master Landlord (in which event Subtenant shall attorn to Master Landlord).
26. Financial Statements.
     Subtenant represents, warrants and covenants that any financial statements heretofore furnished to Sublandlord, in connection with this Sublease, are accurate and are not materially misleading.
27. Furniture, Fixtures and Equipment.
     As of the Sublease Commencement Date, Sublandlord does hereby sell, transfer, and convey to Subtenant the furniture, fixtures and equipment described on Exhibit C attached hereto (the “FF&E”) for a purchase price of $173,000.00. Sublandlord covenants and warrants that it has full legal title to the FF&E and that the FF&E is free and clear of any and all security agreements, financings statements or other liens and encumbrances. Except as set froth in the immediately preceding sentence, the FF&E is sold to Subtenant in its then “as-is” condition, and Sublandlord makes no, and Subtenant acknowledges it is not relying on any, representation or warranty of any kind whatsoever, express or implied, as to any other matters concerning the FF&E including, without limitation, any implied warranties of merchantability or fitness for a particular purpose.
28. Parent Guaranty.
     Concurrent with the execution of this Sublease, Parent covenants and agrees to execute a guaranty substantially in the form attached hereto as Exhibit H.
29. Miscellaneous.
(a)	Time is of the essence of each and every term of this Sublease.

(b)	Subtenant waives any right it may now or hereafter have (i) for exemption of property from liability for debt or for distress for rent or (ii) relating to notice or delay in levy of execution in case of eviction for nonpayment of rent.

(c)	If there is more than one party constituting Subtenant, their obligations are joint and several, and Sublandlord need not first proceed against all of them before proceeding against any or all of the others.

(d)	Subtenant acquires no rights by implication from this Sublease, and is not a beneficiary of any past, current or future agreements between Sublandlord and third parties.

(e)	California law governs this Sublease. Neither Party may record this Sublease or a copy or memorandum thereof. Submission of this Sublease to Subtenant is not an offer, and Subtenant will have no rights hereunder until each Party executes a counterpart and delivers it to the other Party.

(f)	This Sublease cannot be changed or terminated orally. All informal understandings and agreements, representation or warranties heretofore made between the Parties are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant as to the subleasing of the Sublease Premises.

(g)	Each and every indemnification obligation set forth in this Sublease, or incorporated into this Sublease from the Master Lease, shall survive the expiration or earlier termination of the term of this Sublease.

(h)	If, for any reason, any suit be initiated between Sublandlord and Subtenant to interpret or enforce any provision of this Sublease, the prevailing Party shall be entitled to recover from the other Party its legal costs, expert witness expenses, and reasonable attorneys’ fees, as fixed by the court.

(i)	The Parties mutually acknowledge that this Sublease has been negotiated at arm’s length. The provisions of this Sublease shall be deemed to have been drafted by all of the Parties and this Sublease shall not be interpreted or constructed against any Party solely by virtue of the fact that such Party or its counsel was responsible for its preparation.

(j)	This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
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     IN WITNESS WHEREOF, this Sublease has been executed as of the day and year first above written.

“SUBLANDLORD”:

AVANIR PHARMACEUTICALS, a California corporation

By:	/s/ Michael J. Puntoriero

Name:	Michael J. Puntoriero

Title:	Chief Financial Officer

“SUBTENANT”:

HALOZYME, INC., a California corporation

By:	/s/ Jonathan Lim

Name:	Jonathan Lim

Title:	President and Chief Executive Officer

The undersigned “Parent” has executed this Sublease for the purpose of affirming its obligation under Section 28.

“PARENT”: HALOZYME THERAPEUTICS, INC., a Nevada corporation

By:	/s/ Jonathan Lim

Name:	Jonathan Lim

Title:	President and Chief Executive Officer